EXHIBIT 11 - Statement regarding computation of per share earnings
Computation for the quarter ended                                         June 30,     June 30,
Dollars in thousands except per share data                                  1995         1994
                                                                         ----------   ----------
Weighted average number of shares - primary earnings per share:
Common stock outstanding                                                 36,016,137   35,031,333
Common stock equivalents computed under the
treasury stock method using average market price                            480,859      490,238
                                                                         ----------   ----------
Total                                                                    36,496,996   35,521,571
                                                                         ==========   ==========

Weighted average number of shares - fully diluted earnings per share:
Common stock outstanding                                                 36,016,137   35,031,333
Common stock equivalents computed under the
treasury stock method using the greater of ending
or average market price                                                     525,579      490,316
Convertible subordinated debentures                                       2,649,255    2,687,450
                                                                         ----------   ----------
Total                                                                    39,190,971   38,209,099
                                                                         ==========   ==========

Net income                                                                  $28,748      $25,923
Interest expense (net of tax) incurred for
convertible subordinated debentures                                            $571         $579

Earnings per share:
Primary                                                                        $.79         $.73
Fully diluted                                                                   .75          .69
Computation for the six months ended                                      June 30,     June 30,
Dollars in thousands except per share data                                  1995         1994
                                                                         ----------   ----------
Weighted average number of shares - primary earnings per share:
Common stock outstanding                                                 36,409,619   34,971,964
Common stock equivalents computed under the
treasury stock method using average market price                            420,401      475,739
                                                                         ----------   ----------
Total                                                                    36,830,020   35,447,703
                                                                         ==========   ==========

Weighted average number of shares - fully diluted earnings per share:
Common stock outstanding                                                 36,409,619   34,971,964
Common stock equivalents computed under the
treasury stock method using the greater of ending
or average market price                                                     444,694      476,476
Convertible subordinated debentures                                       2,662,122    2,687,450
                                                                         ----------   ----------
Total                                                                    39,516,435   38,135,890
                                                                         ==========   ==========

Net income                                                                  $57,016      $48,838
Interest expense (net of tax) incurred for
convertible subordinated debentures                                          $1,148       $1,159

Earnings per share:
Primary                                                                       $1.55         1.38
Fully diluted                                                                  1.47         1.31
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